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 CAVALIER HOMES, INC. AND SUBSIDIARIES
 COMPUTATION OF NET INCOME PER COMMON SHARE


                                                              Thirteen Weeks Ended                     Thirty-nine Weeks Ended
                                                         ------------------------------           ------------------------------
                                                         September 26,       September 27,        September 26,      September 27,
                                                            1997                1996                 1997               1996
                                                         -------------       -------------        ------------       -------------

 PRIMARY AND FULLY DILUTED
      Net Income                                        $   2,587,000     $    3,609,000          $  9,230,000       $  10,005,000
                                                         =============       =============        ============       =============
 SHARES:

 Primary
   Average common shares outstanding                       12,296,021         12,117,729            12,240,020          11,731,115

   Dilutive effect if stock options
     were exercised                                           173,653            295,231               186,045             492,256
                                                         -------------       -------------        ------------       -------------
   Average common shares outstanding
     as adjusted (primary)                                 12,469,674         12,412,960            12,426,065          12,223,371
                                                         =============       =============        ============       =============
 Fully Diluted
   Average common shares outstanding                       12,469,674         12,412,960            12,426,065          12,223,371

   Additional dilutive effect if
     stock options were excercised
     (fully)                                                    5,127                  -                 7,376                   -
                                                         -------------       -------------        ------------       -------------
   Average common shares outstanding
     as adjusted (fully diluted)                           12,474,801         12,412,960            12,433,441          12,223,371
                                                         =============       =============        ============       =============

   Primary and Fully Diluted Net Income per
     Common Share                                       $        0.21      $        0.29         $        0.74        $       0.82
                                                         =============       =============        ============       =============
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